UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2005

____________________

RELATIONSERVE MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-119632	20-2601326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 North Andrews Avenue, Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 202-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Consulting Agreement

RelationServe Media, Inc. (the “Company”) entered into a Consulting Agreement (the “Consulting Agreement”) with Elite Card Services, Inc. (“Consultant”) dated as of November 30, 2005. Under the terms of the Consulting Agreement, the Consultant is to provide the Company with consulting services in the areas of email marketing and appending services. In addition, the Consultant shall: (i) provide and make available to Company such resources as Consultant shall deem necessary to perform the services called for by the Consulting Agreement, including but not limited to E-mail servers, database servers, associated software and proprietary technology, personnel, and 150 million database records; (ii) make available as the person responsible for performance under the Consulting Agreement, such natural person as shall from time to time reasonably be requested by the Chairman of Company, whose personal services shall be required and shall be a material obligation of Consultant under this Consulting Agreement; (iii) assist Company in developing list management and list brokering services for customers of the Company.

Under the Consulting Agreement, (i) the Company agrees to pay Consultant Two Hundred Twenty Thousand Dollars ($220,000) as an engagement fee, plus Fifty Thousand ($50,000) Dollars thirty (30) days following execution of the Consulting Agreement, and fifty thousand ($50,000) Dollars sixty (60) days following execution of this Agreement by Consultant and Company and (ii) in equal semi-monthly or bi-weekly installments during the term of the Consulting Agreement, the sum of Three Hundred Thousand ($300,000) Dollars per annum; (iii) the Company shall grant to the Consultant or designated employees of Consultant five-year options to purchase a total of 600,000 shares of common stock of the Company, exercisable at $3.85 per share, which options shall be exerciseable as to one-third (1/3) of such total on each of the six month, first, and second year anniversaries of the date of grant provided, however, that all of such options shall be exercisable immediately upon any Change in Control (as defined under the 2005 Incentive Stock Plan of the Company) if following such Change in Control the Consulting Agreement is terminated for any reason; and (iv) 90,000 shares of unregistered common stock of the Company.

This Consulting Agreement shall continue in effect until the earlier of: (1) one year from signing of agreement or 30 days following a Change in Control (as defined in the 2005 Incentive Stock Plan of the Company as filed with the SEC on July 18, 2005) upon notice by the Company of such termination.

A copy of the Consulting Agreement is annexed hereto as Exhibit 10.1.

Employment Agreement

On November 16, 2005, the Board of Directors of the Company appointed Shawn McNamara to the position of Vice President of the Company responsible for sales and marketing.

As of November 30, 2005, the Company entered into an employment agreement with Shawn McNamara (the “Employment Agreement”). Under the terms of the Employment

Agreement, Mr. McNamara shall serve as the Company’s Senior Vice President and interim Chief Executive Officer with such duties, responsibilities and authority as are commensurate and consistent with his position, as may be, from time to time, assigned to him by the Board of Directors. The initial one year term of the Employment Agreement shall automatically be extended for additional terms of one year each unless either party gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then effective term. Mr. McNamara received a signing bonus of $30,000 upon execution of the agreement and will receive a base salary of $180,000 per year. Pursuant to the Company’s 2005 Incentive Stock Plan, Mr. McNamara will receive five-year options to purchase 100,000 shares of the common stock of the Company, exercisable at $3.85 per share, subject to exercise upon his continued employment as to one third (1/3) of such shares on each of the six month, first, and second year anniversaries of the date of grant, provided, however, that all of such options shall be immediately exercisable upon any Change in Control (as defined under the 2005 Incentive Stock Plan of the Company) if following such Change in Control Executive is terminated for any reason (other than for Cause (as defined in the employment agreement). Mr. McNamara will also receive 10,000 shares of unregistered common stock of the Company.

A copy of Mr. McNamara’s employment agreement is annexed hereto as Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, pursuant to the terms of the Consulting Agreement and the Employment Agreement, the Company shall make grants of unregistered common stock as set forth in the respective agreements.

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective as of November 30, 2005, Marcum & Kleigman LLP replaced Sherb & Co., LLP as our independent accountants. Sherb & Co., LLP had previously been engaged as the principal accountant to audit our financial statements.

In connection with the recent investment of the Company in SendTec Acquisition Corp. (“STAC”), the Company is required to undertake an audit of the Company’s financial statements and reports for the period ending September 30, 2005, and to utilize a firm that is selected by the Company and acceptable to certain co-investors in the STAC transaction. We believe that it is in the Company’s best interest to have Marcum & Kliegman LLP perform the required audit and therefore we retained Marcum & Kliegman LLP as the Company’s new Independent Registered Public Accounting Firm to audit the Company’s financial statements for the fiscal year ending December 31, 2005 effective as of November 30, 2005. Marcum & Kliegman LLP is located at 655 Third Avenue, 16th Floor, New York, New York 10017.

Appointment of Marcum & Kliegman LLP was recommended and approved by our board of directors. During our most recent fiscal year, and the subsequent interim period, prior to November 30, 2005, we did not consult Marcum & Kliegman LLP regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or a reportable event as described in Item 304(a)(1)(v) of Regulation S-B.

During our most recent fiscal year and the subsequent interim periods, there were no disagreements with Sherb & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Sherb & Co., LLP, would have caused it to make reference to the matter in connection with its reports. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(a)	Not applicable.
(b)	Not applicable.

(c)          Effective November 30, 2005, Shawn McNamara was appointed to serve as the Company’s Senior Vice President, Assistant Secretary, and interim Chief Executive Officer. In such capacity, Mr. McNamara will serve as the Company’s principal executive officer on an interim basis.

Mr. McNamara spent nine years with the US Postal Service involved with the UNISYS system and implementing automation into their marketing plan until 1997. From 1998 through 2001 Mr. McNamara was the President and COO for worldwideweb.com and a founder in the on-line electronic mail for data business. In 2001 Mr. McNamara became the President of Optinic.com. Mr. McNamara has extensive experience in advising and building industry-leading businesses.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2005, by unanimous written consent of the Company’s Board of Directors, the Company amended Article III, 1. and deleted Article III, 4. of the Bylaws of the Company to eliminate as an officer position within the Company the office of Chairman of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Amendments to By-Laws
10.1	Consulting Agreement between Elite Card Services, Inc. and RelationServe Media, Inc., dated November 30, 2005
10.2	Employment Agreement between RelationServe Media, Inc. and Shawn McNamara, dated November 30, 2005
16	Letter from Sherb & Co., LLP, dated December 5, 2005
99.1	Press Release dated December 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 5, 2005

By:	/s/ Shawn McNamara
Name:	Shawn McNamara
Title:	Sr. Vice President

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